Exhibit 32

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Beverly National Corporation (the “Corporation”) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Donat A. Fournier, President and Chief Executive Officer of the Corporation, and Michael O. Gilles, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ DONAT A. FOURNIER	/s/ MICHAEL O. GILLES
Donat A. Fournier President and Chief Executive Officer	Michael O. Gilles Chief Financial Officer

March 26, 2008	March 26, 2008

The foregoing certificate is furnished solely for purposes of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Corporation’s future filings, including this Report on Form 10-K, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.